                                                                  EXHIBIT 10.35


                             SUPPLEMENTAL AGREEMENT
                           TO THE BOTTLER'S AGREEMENT


This Supplemental Agreement (the "Supplemental Agreement") is entered into with effect from January 30, 1998, by and among The Coca-Cola Company and The Coca-Cola Export Corporation (hereinafter collectively or severally referred to as the "Company") and S.A. Coca-Cola Beverages Belgium N.V., Coca-Cola Entreprise, Coca-Cola Production, S.A., Coca-Cola Beverages Nederland B.V., Coca-Cola & Schweppes Beverages Limited, and Soutirages Luxembourgeois S.A. (hereinafter collectively or severally referred to as the "Bottler(s)").

WHEREAS, each Bottler has entered into a Bottler's Agreement with the Company effective July 26, 1996 except that the Bottler's Agreement between Coca-Cola & Schweppes Beverages Limited and the Company is effective February 10, 1997, and the Bottler's Agreement between Soutirages Luxembourgeois S.A. and the Company is effective January 30, 1998, (hereinafter collectively or severally referred to as the "Bottler's Agreement(s)") concerning the preparation, packaging, distribution and sale of certain non-alcoholic beverages under trademarks owned by The Coca-Cola Company (hereinafter referred to as the "Beverages") packaged in containers authorized in the Bottler's Agreements by The Coca-Cola Company (hereinafter referred to as "Authorized Containers") and covering a territory particularly described in each Bottler's Agreement (hereinafter collectively or severally referred to as the "Territory(ies)");

WHEREAS, in an effort to maximize the beverage production and distribution efficiencies of their respective industrial and commercial facilities, the Bottlers desire to have the flexibility to: (1) exercise the production and/or distribution rights under their Bottler's Agreement in the Territory(ies) covered by any one or more of the other Bottler's Agreement(s); (2) exercise, in their respective Territory, the production and/or distribution rights under any one or more of the other Bottler's Agreement(s); and (3) allow each Bottler to have any other Bottler manufacture, for the requesting Bottler, Beverages in Authorized Containers listed in its respective Bottler's Agreement;

WHEREAS, subject to the terms of this Supplemental Agreement, the Company is desirous to authorize each Bottler to prepare and package and/or distribute and sell the Beverages in the Territory(ies);

NOW, THEREFORE:

1. In addition to the rights granted to each Bottler under Clause I of each Bottler's Agreement to prepare, package, distribute and sell the Beverages in Authorized Containers in and throughout a specific Territory, each Bottler is hereby authorized to: a) prepare and package and/or sell or distribute the Authorized Containers throughout any one or more of the Territory(ies); b) prepare and package and/or sell or distribute, in its respective Territory, the Authorized Containers listed
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         under any one or more of the other Bottler's Agreement(s); and c) have any other Bottler manufacture for the requesting Bottler Beverages authorized under the requesting Bottler's Bottler's Agreement.

2. Notwithstanding the provisions under 1) above, each Bottler shall, throughout the duration of this Supplemental Agreement, be primarily responsible to the Company for fulfilling all of its obligations under the Bottler's Agreement it has entered into with the Company, including but not limited to its obligation to prepare and present to the Company once in each calendar year, a program (the "Annual Program") which shall include but shall not be limited to the marketing, management, financial, promotional and advertising plans of the Bottler showing in detail the activities contemplated for the ensuing twelve-month period or such other period as the Company may prescribe, and which shall be acceptable to the Company as to form and substance. The Bottler shall continue to prosecute diligently such Annual Program and shall report quarterly or at such other intervals as the Company may request in connection with the implementation of the Annual Program. The Bottler shall also report on a monthly basis, or at such other intervals as the Company may request, to the Company, sales of each of the Beverages in each of the Territories and in such detail and containing such information as may be requested by the Company.

3. In addition, notwithstanding the provision under 1) above, no Bottler shall be engaged in production, packaging, sale or distribution activities in any of the other Bottlers' Territories (i) at the expense of neglecting the development of the Company's Beverages in the Territory defined in the Bottler's Agreement it has entered into with the Company, and (ii) unless its obligations under the Bottler's Agreement it has entered into with the Company are fulfilled to the satisfaction of the Company.

4. Notwithstanding the foregoing, no Bottler shall initiate the production, packaging, sale or distribution of any Beverage or any Authorized Container in any Territory, which at such time is not produced, packaged, sold or distributed within that Territory, without the prior express agreement on a customer and consumer program acceptable to the Company or its designated entity, for the Beverage or Authorized Container in question.

5. Each Bottler shall comply with all applicable laws and regulations in effect in any Territory where it produces, packages, sells or distributes the Beverages.

6. It is the desire of the parties that this Supplemental Agreement remain in force for the duration of the Bottler's Agreement(s). However, the system of operation authorized under this Supplemental Agreement is a new concept which has not been implemented by the Company with independent entities before. It is therefore possible that unforeseen difficulties may arise in its application. The Company therefore retains the rights to (i) withdraw selectively the authorization of any of the
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         Bottlers to operate in the Territories of the others; or (ii)
         terminate this Supplemental Agreement at any time during its validity by giving the Bottlers ninety (90) days' prior written notice of its intention to terminate.

7. This Supplemental Agreement shall be interpreted, construed and governed by and in accordance with the laws of Belgium. Any dispute arising hereunder shall be referred to the courts of Brussels.

Except as herein modified, the Bottler's Agreements and all of their stipulations, covenants, agreements, terms, conditions and provisions shall remain in full force and effect.

IN WITNESS WHEREOF, The Coca-Cola Company, The Coca-Cola Export Corporation, S.A. Coca-Cola Beverages Belgium N.V., Coca-Cola Entreprise, Coca-Cola Production S.A., Coca-Cola Beverages Nederland B.V., Coca-Cola & Schweppes Beverages Limited and Soutirages Luxembourgeois S.A. have caused this Supplemental Agreement to be signed and acknowledged by their duly qualified representative.

THE COCA-COLA COMPANY              THE COCA-COLA EXPORT
CORPORATION



S/  WILLIAM J. DAVIS               S/   DAVID M. TAGGART

By:                                By:
   ----------------------------       ----------------------------
   Authorized Representative          Authorized Representative


Date:  June 30, 1998               Date:    July 7, 1998


S.A. COCA-COLA BEVERAGES           COCA-COLA ENTREPRISE
BELGIUM N.V.


   S/ JOHN R. PARKER, JR.             S/  DOMINIQUE REINICHE
By:                                By:
   ----------------------------       ----------------------------
   Authorized Representative          Authorized Representative
Date:  15 July 1998                Date:   4 August 1998


COCA-COLA PRODUCTION S.A.          COCA-COLA BEVERAGES
                                   NEDERLAND B.V.



By: S/  DOMINIQUE REINICHE         By: S/  FRANK GOVAERTS
   ----------------------------       ----------------------------
   Authorized Representative          Authorized Representative

          4 August 1998                        July 22, 1998
Date: -------------------------    Date: -------------------------


COCA-COLA & SCHWEPPES              SOUTIRAGES LUXEMBOURGEOIS S.A.
BEVERAGES LIMITED


By: S/ P.D. MEADOWS                By: S/ JOHN R. PARKER, JR.
   ----------------------------       ----------------------------
   Authorized Representative          Authorized Representative


Date:    15 July 1998              Date:     15 July 1998
     --------------------------         --------------------------